UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Landmeier Road Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 956-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2023, SigmaTron International, Inc., a Delaware corporation (the “Company”) entered into (i) Amendment No. 2 to the Credit Agreement (the “JPM Amendment No. 2”) by and among the Company and JPMorgan Chase Bank, N.A., as lender (“JPM”), with respect to that certain Amended and Restated Credit Agreement dated as of July 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “JPM Credit Agreement”) by and among the Company, the other loan party thereto, and JPM and (ii) Amendment No. 2 to the Credit Agreement (“TCW Amendment No. 2”) by and among the Company, the financial institutions identified therein (the “TCW Lenders”) and TCW Asset Management Company LLC as administrative agent for the TCW Lenders (in such capacity, the “Agent” and collectively with the TCW Lenders and JPM, the “Lender Parties”) with respect to that certain Credit Agreement date as of July 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “TCW Credit Agreement” and together with the JPM Credit Agreement the “Credit Agreements”) by and among the Company, Wagz, Inc., the TCW Lenders and Agent.

The JPM Amendment No. 2 and TCW Amendment No. 2 (together, the “Amendments”) amend the Credit Agreements to delay the date, from June 1, 2023 to August 1, 2023, after which the Agent may request that the Company effect a corporate restructuring that would create a new holding company structure to own all of the Company’s stock through a merger pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, after which the holding company would continue as the public company, become a guarantor under the Credit Agreements and pledge to the Lender Parties all of the equity of the Company. All other material terms of the Credit Agreements, as amended by the Amendments, remain unchanged. A description of the material terms and conditions of the Credit Agreements was previously disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended April 30, 2022, filed on July 27, 2022, Current Report on Form 8-K filed on May 4, 2023, and in subsequent Quarterly Reports on Form 10-Q and is incorporated herein by reference. Copies of the JPM Amendment No. 2 and the TCW Amendment No. 2 are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to the Credit Agreement dated May 31, 2023, by and among SigmaTron International, Inc. and JPMorgan Chase Bank, N.A.

Exhibit 10.2	Amendment No. 2 to the Credit Agreement dated May 31, 2023, by and among SigmaTron International, Inc., TCW Asset Management Company LLC, as Administrative Agent, and the Lenders parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: June 23, 2023	By:	/s/ Gary R. Fairhead
	Name:	Gary R. Fairhead
	Title:	Chief Executive Officer